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Exhibit 3.1

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

LYDIAN TRUST COMPANY

        Pursuant to Section 607.1003 of the Florida Business Corporation Act, the Board of Directors of Lydian Trust Company (the "Corporation") adopted and recommended to the shareholders of the Corporation these First Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation"), which were approved by the requisite vote of the shareholders of the Corporation at a meeting of shareholders duly called and held on December 19, 2003.

ARTICLE I
NAME

        The name of the Corporation is "Lydian Trust Company".

ARTICLE II
REGISTERED OFFICE AND REGISTERED AGENT; PRINCIPAL OFFICE

        Section 2.1.    Registered Office and Registered Agent.    The address of the registered office of the Corporation is 3801 PGA Boulevard, Palm Beach Gardens, Florida 33410, and the name of the Corporation's registered agent at that office is Stephen C. Wilhoit.

        Section 2.2.    Principal Office.    The principal office of the Corporation shall be located at 3801 PGA Boulevard, Palm Beach Gardens, Florida 33410.

ARTICLE III
PURPOSE

        The purposes for which the Corporation is formed are to engage in any lawful act or activity in which corporations may engage under the laws of the State of Florida.

ARTICLE IV
CAPITAL STOCK

        Section 4.1.    Authorized Stock.    The aggregate number of shares of capital stock that the Corporation shall have the authority to issue is 100,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 25,000,000 shares of preferred stock, no par value per share (the "Preferred Stock").

        Section 4.2.    Common Stock.    The following is a description of the dividend and voting rights and the rights upon liquidation of the Common Stock:

        (a)   Subject to the rights of the holders of any series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board of Directors"), out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property or in securities of the Corporation.

        (b)   The holders of shares of Common Stock shall be entitled to vote on all matters (for which holders of Common Stock shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

        (c)   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution after the payment or set aside for payment for the holders of all series of Preferred Stock the full preferential amounts to which such holders are entitled.

        Section 4.3.    Preferred Stock.    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine by resolution or resolutions the preferences, limitations and relative rights granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and, subject to the requirements of applicable law, to alter any such preferences, limitations, relative rights and designations and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such reduction will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        Without limiting the foregoing:

        (a)   any series of the Preferred Stock may have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by the Florida Business Corporation Act, as set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors;

        (b)   any series of Preferred Stock may be redeemable or convertible at the option of the Corporation, a stockholder of the Corporation or another person or upon the occurrence of a designated event for (i) cash, indebtedness or other property or (ii) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events, as set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors;

        (c)   any series of the Preferred Stock shall be entitled to receive dividends at such rates, on such conditions and at such times as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, payable in preference to, or in such relation to, the dividends payable on any other class or series of stock, and cumulative, noncumulative or partially cumulative as shall be so expressed; and

        (d)   any series of the Preferred Stock shall be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

        The preferences, limitations and relative rights of each series of Preferred Stock may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock must have preferences, limitations and relative rights which are identical with those of other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative and as otherwise provided by applicable law.

        Section 4.4.    Assessment of Shares.    The capital stock of the Corporation, after the amount of subscription price has been paid, shall not be subject to pay the debts of the Corporation, and no capital stock issued as fully paid up shall ever be assessable or assessed.

        Section 4.5.    Denial of Preemptive Rights.    No shareholder of the Corporation shall have any preemptive or other right, by reason of his status as a shareholder, to acquire any unissued shares, treasury shares, or securities convertible into shares of the capital stock of the Corporation.

ARTICLE V
DIRECTORS

        Section 5.1.    General.    The Corporation shall be managed by or under the direction of a Board of Directors. In addition to the power and authority expressly conferred upon them by the Florida Business Corporation Act or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation.

        Section 5.2.    Number of Directors.    The number of directors of the Corporation shall be exclusively fixed from time to time by resolution of the Board of Directors within the range set forth in the Corporation's Bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        Section 5.3.    Classification and Term.    The Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. The number of directors included in each such class shall be as nearly equal as possible, and any increase or decrease in the number of directors shall be so apportioned by the Board of Directors among the classes of directors so as to make all classes as nearly equal in number as possible, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall serve for a term ending on the date of the third annual meeting of shareholders at which such director was elected and until his or her successor is elected and qualified, provided, however, that each initial director in Class I shall serve for a term ending at the annual meeting of shareholders in 2004, each initial director in Class II shall serve for a term ending at the annual meeting of shareholders in 2005 and each initial director in Class III shall serve for a term ending at the annual meeting of shareholders in 2006. The initial Class I, Class II and Class III directors shall be set forth in a resolution adopted by the affirmative vote of at least two-thirds of the Board of Directors of the Corporation.

        Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of the Corporation's shareholders.

        Section 5.4.    Vacancies.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

        Section 5.5.    Removal.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote in an election of directors, voting together as a single class.

        Section 5.6.    Discharge of Duties.    In discharging the duties of their respective positions, the Board of Directors, committees of the Board and individual directors shall, in considering the best interests of the Corporation, consider the effects of any action upon the employees of the Corporation and its subsidiaries, the depositors and borrowers of any banking subsidiary of the Corporation, the communities in which offices or other establishments of the Corporation or any subsidiary are located and all other pertinent factors.

        Section 5.7.    Personal Liability of Directors.    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in Section 607.0831 of the

Florida Business Corporation Act. If Section 607.0831 of the Florida Business Corporation Act is amended after adoption of these Articles of Incorporation and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Section 607.0831 as so amended. Any repeal or modification of this Section 5.7 shall not adversely affect any right or protection of a director or former director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI
ACTION BY SHAREHOLDERS; SPECIAL MEETINGS OF SHAREHOLDERS; BYLAWS

        Section 6.1.    Action by Shareholders.    Any action required or permitted to be taken by the shareholders of the Corporation may be taken only at an annual or special meeting of shareholders and may not be taken by written consent without a meeting or by any other action.

        Section 6.2.    Special Meetings of Shareholders.    Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not these exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be called by the Board of Directors upon the written request of the holders of not less than 50% of the issued and outstanding capital stock of the Corporation entitled to vote on the matter for which the meeting is called, voting together as a single class. The written request specified above shall state the purpose or purposes of the special meeting and shall be delivered at the principal office of the Corporation addressed to the Secretary of the Corporation. Only business within the purpose or purposes described in the notice of special meeting of shareholders may be conducted at the special meeting to which such notice relates.

        Section 6.3.    Bylaws.    Except to the extent otherwise provided by law, the Bylaws of the Corporation may be altered, amended or repealed, in whole or in part, in a manner which is consistent with the Articles of Incorporation and the laws of the State of Florida at any time by a majority of the directors in office or by the holders of not less than 66 2/3% of the shares of capital stock of the Corporation entitled to vote on the matter, voting as a single class, provided that only the shareholders may alter, amend or repeal a Bylaw previously adopted by the shareholders.

ARTICLE VII
AMENDMENT

        The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida, and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of the capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, shall be required to amend or repeal this Article VII, Article V or Article VI.

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

LYDIAN TRUST COMPANY

        LYDIAN TRUST COMPANY, a Florida corporation (the "Corporation"), hereby certifies that:

        FIRST:    The name of the Corporation is "Lydian Trust Company".

        SECOND:    The provisions of the articles of incorporation which are now in effect and as amended and restated hereby, stated in accordance with the Florida Business Corporation Act, are as set forth in Exhibit A hereto, which is incorporated by reference herein.

        THIRD:    This amendment and restatement of the articles of incorporation of the Corporation has been duly approved by the Board of Directors and, as required by law, also has been approved by the holders of at least 66 ?% of the outstanding common stock of the Corporation, which satisfies the requirements of Section 607.0725(6) and Section 607.1003(5)(b) of the Florida Business Corporation Act.

        FOURTH:    The date of adoption of the amended and restated articles of incorporation of the Corporation is December 19, 2003.

        IN WITNESS WHEREOF, Lydian Trust Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf on this 19th day of December 2003, by its Chairman and Chief Executive Officer, who acknowledges that these Articles are the act of the Corporation and that, to the best of his knowledge, information and belief, and under penalties for perjury, all matters and facts contained in these Articles are true in all material respects.

LYDIAN TRUST COMPANY
ATTEST:
By:

Name:	Stephen C. Wilhoit		Name:	Rory A. Brown
Title:	Executive Vice President and Secretary		Title:	Chairman and Chief Executive Officer

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  Exhibit 3.1
FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION OF LYDIAN TRUST COMPANY
ARTICLES OF AMENDMENT AND RESTATEMENT OF LYDIAN TRUST COMPANY